Exhibit 15.1

AUDIT ALLIANCE LLP®

A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B     GST Reg No: M90367663E     Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of iOThree Limited (the “Company”) on Form S-8 (No. 333-289327) of our report dated July 7, 2026, relating to the Company’s consolidated financial statements as of March 31, 2026 and 2025, and for the three years ended March 31, 2026, which appears in this Annual Report on Form 20-F of the Company for the fiscal year ended March 31, 2026.

/s/ Audit Alliance LLP

Singapore

July 7, 2026